SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            -------------------------


        Date of Report (date of earliest event reported) October 9, 1998


                          Pacesetter Ostrich Farm, Inc.
             (exact name of registrant as specified in its charter)

              Delaware                      1-11282             72-1186845
 --------------------------------- ------------------------ --------------------
  (State or other jurisdiction or  (Commission File Number) (IRS Employer
           incorporation)                                    Identification No.)



                  10135 Hereford Road, Folsom, Louisiana 70437
                  --------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code (504) 796-5806
                                                           -------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets


On August 28, 1998 the Company entered into a sale of its Arizona farm property for a total of $422,600. The purchaser, Mr. Richard Small, is an independent purchaser with no financial or other interests in or relationship to the Company. The transaction represents a cash sale with no financing between the Company and the purchaser. The purchaser and the Company have agreed that all removal of assets owned by the Company and any other personal property not included in the sale will be completed on or before November 28, 1998.


On September 28, 1998, the Company acquired equipment from Vermeer Equipment Corporation totaling $272,850, for $75,000 cash down payment with the balance financed by Case Credit Corporation at 10.5% per annum in 48 equal monthly installments beginning November 1, 1998. As a result of this purchase, the Company expects to begin operations which include sub-contract construction services for directional boring during the fourth calendar quarter of 1998.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Pacesetter Ostrich Farm, Inc.



                                        By: /s/ Walter Reid Green, Jr.
                                           -------------------------------------
                                                 Walter Reid Green, Jr.
                                            Chief Financial & Accounting Officer

Dated: October 13, 1998

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